Exhibit 99.1

Freescale Semiconductor Announces Fourth Quarter And Full-Year 2011 Results

AUSTIN, Texas--(BUSINESS WIRE)--January 26, 2012--Freescale Semiconductor Holdings I, Ltd. (NYSE:FSL) today announced financial results for the fourth quarter and full-year ended December 31, 2011. Highlights include:

Fourth Quarter 2011:

GAAP Results

  Net Sales of $1.01 billion
  Gross margin of 40.8 percent
  Operating earnings of $136 million
  Loss per share of $.02

Non GAAP Results*

  Adjusted gross margin of 43.9 percent
  Adjusted operating earnings of $144 million
  Adjusted earnings per share of $.07

Calendar Year 2011:

GAAP Results

  Net Sales of $4.57 billion
  Gross margin of 41.4 percent
  Operating earnings of $274 million
  Loss per share of $1.82

Non GAAP Results*

  Adjusted gross margin of 45.1 percent
  Adjusted operating earnings of $761 million
  Adjusted earnings per share of $.96

“The Freescale team executed well in 2011,” said Rich Beyer, chairman and CEO. “We grew revenues, improved margins and significantly improved our capital structure through an initial public offering. Moving forward, we are well positioned with leading products in the most attractive segments of the semiconductor market, and we remain focused on revenue growth and profitability.”

Fourth Quarter and Full-Year 2011 Highlights

Net sales for the fourth quarter of 2011 were $1.01 billion, compared to $1.14 billion in the third quarter of 2011 and $1.18 billion in the fourth quarter last year. Net sales for calendar year 2011 were $4.57 billion compared to $4.46 billion in calendar year 2010.

Income from operations for the three months ended December 31, 2011 was $136 million, compared to $110 million in the third quarter of 2011 and $17 million in the fourth quarter of 2010. Income from operations for calendar year 2011 was $274 million compared to a loss of $61 million in calendar year 2010. Income from operations for the fourth quarter of 2011 benefited from the partial settlement of an insurance claim the company made following the damage to its Sendai, Japan fabrication facility during the earthquake in March 2011 and proceeds associated with the disposition of certain assets in the facility. These benefits were partially offset by continuing severance charges and other costs associated with closing this facility. The net benefit for the fourth quarter was $68 million.

The net loss for the fourth quarter of 2011 was $6 million, or $.02 per share, compared to a loss of $88 million, or $.36 per share, in the third quarter of 2011 and a loss of $102 million, or $.52 per share, in the same period last year. The net loss for calendar year 2011 was $410 million or $1.82 per share compared to a loss of $1.05 billion or $5.35 per share in calendar year 2010.

Adjusted operating earnings (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) for the three months ended December 31, 2011 were $144 million compared to earnings of $200 million in the third quarter of 2011 and $177 million in the fourth quarter of 2010. Adjusted operating earnings for calendar year 2011 were $761 million compared to $566 million in calendar year 2010.

Adjusted net earnings (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) for the three months ended December 31, 2011, were $18 million, or $.07 per share, compared to earnings of $72 million, or $.29 per share, in the third quarter of 2011 and $29 million, or $.15 per share, in the fourth quarter of 2010. Adjusted net earnings for calendar year 2011 were $217 million, or $.96 per share, compared to an adjusted net loss of $20 million, or $.10 per share, in calendar year 2010.

Descriptions of adjusted gross margin, EBITDA, Adjusted EBITDA, adjusted operating earnings (loss) and adjusted net earnings (loss) and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Revenues

The company’s net sales figures for the fourth quarter and calendar year 2011 were as follows:

  Microcontroller net sales were $355 million compared to $395 million in the third quarter of 2011 and $415 million in the fourth quarter of 2010. Microcontroller net sales for calendar 2011 were $1.60 billion compared to $1.59 billion in calendar 2010.
  RF, Analog and Sensor net sales were $292 million compared to $306 million in the third quarter of 2011 and $285 million in the fourth quarter of 2010. RF, Analog and Sensor net sales for calendar 2011 were $1.20 billion compared to $1.06 billion in calendar 2010.
  Networking and Multimedia net sales were $279 million compared to $292 million in the third quarter of 2011 and $338 million in the fourth quarter of 2010. Networking and Multimedia net sales for calendar 2011 were $1.19 billion compared to $1.23 billion in calendar 2010.
  Cellular net sales were $41 million compared to $97 million in the third quarter of 2011 and $111 million in the fourth quarter of 2010. Cellular net sales were $398 million in calendar 2011 compared to $455 million in calendar 2010.
  Other net sales were $46 million, compared to $52 million in the third quarter of 2011 and $33 million in the fourth quarter of 2010. Other net sales were $181 million in calendar 2011 compared to $120 million in calendar 2010.

Other Financial Information

  Capital Expenditures were $30 million in the fourth quarter of 2011 and $135 million for calendar year 2011;
  Cash and Cash Equivalents were $772 million;
  EBITDA* was $216 million; and
  Adjusted EBITDA* for the twelve months ending December 31, 2011 was $1.24 billion.

*Adjusted for various items as indicated and defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4:00 p.m. Central Standard Time on January 26, 2012. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; geological conditions in some of the earthquake-prone countries where certain of our customers and suppliers are based; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability or personal injury claims; inability to make necessary capital expenditures; loss of key personnel; the financial viability of our customers, distributors or suppliers; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K/A and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance than GAAP measures alone. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale (NYSE:FSL) is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial and networking markets. The company is based in Austin, Texas, and has design, research and development, manufacturing and sales operations around the world. Freescale is one of the world's largest semiconductor companies with 2011 sales of $4.57 billion (USD). http://www.freescale.com/

Freescale™ and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor, Inc. 2012.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
(in millions)	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
	2011	2011	2010	2011	2010

Net sales	$1,013	$1,142	$1,182	$4,572	$4,458
Cost of sales	600	661	718	2,677	2,768
Gross margin	413	481	464	1,895	1,690
Selling, general and administrative	113	129	131	510	502
Research and development	188	200	200	797	782
Amortization expense for acquired intangible assets	44	62	104	232	467
Reorganization of business and other	(68)	(20)	12	82	-
Operating earnings (loss)	136	110	17	274	(61)
Loss on extinguishment or modification of long-term debt, net	-	(55)	-	(97)	(417)
Other expense, net	(131)	(129)	(145)	(559)	(600)
Income (loss) before income taxes	5	(74)	(128)	(382)	(1,078)
Income tax expense (benefit)	11	14	(26)	28	(25)
Net loss	$(6)	$(88)	$(102)	$(410)	$(1,053)

Loss per common share:
Basic	($0.02)	($0.36)	($0.52)	($1.82)	($5.35)
Diluted	($0.02)	($0.36)	($0.52)	($1.82)	($5.35)

Weighted average common shares outstanding:
Basic	246	246	197	226	197
Diluted	248	248	197	227	197

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
(in millions)	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
	2011	2011	2010	2011	2010

Adjusted gross margin	$445	$527	$507	$2,062	$1,846
Incremental depreciation expense (a)(g)	32	46	43	167	156
Gross margin	$413	$481	$464	$1,895	$1,690

Adjusted operating earnings	$144	$200	$177	$761	$566
Incremental depreciation expense (a)(g)	32	48	44	173	160
Amortization expense for acquired intangible assets (a)	44	62	104	232	467
Reorganization of business and other (f)	(68)	(20)	12	82	-
Operating earnings (loss)	$136	$110	$17	$274	$(61)

Adjusted net earnings (loss)	$18	$72	$29	$217	$(20)
Purchase price accounting impact (a)	76	110	144	400	613
Non-cash share-based compensation expense (b)	8	6	7	27	28
Fair value adjustment on interest rate and commodity derivatives (c)	-	(3)	-	-	14
Deferred and non-current tax impact (d)	8	12	(36)	16	(53)
Loss on extinguishment or modification of long-term debt, net (e)	-	55	-	97	417
Reorganization of business and other (f)	(68)	(20)	12	82	-
Other (g)	-	-	4	5	14
Net loss	$(6)	$(88)	$(102)	$(410)	$(1,053)

Adjusted net earnings (loss) per common share:
Basic	$0.07	$0.29	$0.15	$0.96	($0.10)
Diluted	$0.07	$0.29	$0.15	$0.96	($0.10)

Weighted average common shares outstanding:
Basic	246	246	197	226	197
Diluted	248	248	197	227	197

Freescale Semiconductor Holdings I, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended			Twelve Months Ended
	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
	2011	2011	2010	2011	2010

Microcontroller (1)	$355	$395	$415	$1,604	$1,594
Networking and Multimedia (2)	279	292	338	1,186	1,233
RF, Analog and Sensors (3)	292	306	285	1,203	1,056
Cellular (4)	41	97	111	398	455
Other (5)	46	52	33	181	120
	$1,013	$1,142	$1,182	$4,572	$4,458

(1) Microcontroller includes our microcontroller portfolio for automotive, consumer and industrial applications, as well as Infotainment, Multimedia & Telematics Operations.

(2) Networking & Multimedia includes our processor portfolio based on Power Architecture™, StarCore® DSP and i.MX platforms. This group includes the Networking Systems Division, Digital Home Operation and the Multimedia Applications Division.

(3) RF, Analog & Sensors incorporates the technologies of our RF, analog power management and sensing solutions.

(4) Cellular includes baseband, RF transceivers, power management, software and full platform development for the wireless handset market.

(5) Other includes licensing of intellectual property, sales of wafers to other semiconductor companies, and other miscellaneous items.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions)	Dec 31,	Sept 30,	Dec 31,
	2011	2011	2010
ASSETS
Cash and cash equivalents	$772	$744	$1,043
Accounts receivable, net	459	508	457
Inventory, net	803	799	732
Other current assets	200	275	260
Total current assets	2,234	2,326	2,492

Property, plant and equipment, net	772	826	1,111
Intangible assets, net	84	128	309
Other assets, net	327	316	357
Total assets	$3,417	$3,596	$4,269

LIABILITIES AND SHAREHOLDERS' DEFICIT
Notes payable and current portion of long-term debt and capital lease obligations	$2	$3	$34
Accounts payable	347	405	431
Accrued liabilities and other	451	532	554
Total current liabilities	800	940	1,019

Long-term debt	6,589	6,589	7,582
Other liabilities	508	555	602

Shareholders' deficit	(4,480)	(4,488)	(4,934)
Total liabilities and shareholders' deficit	$3,417	$3,596	$4,269

Freescale Semiconductor Holdings I, Ltd.
Cash Flow Summary
(Unaudited)

	Three months ended			Twelve months ended
(in millions)	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
	2011	2011	2010	2011	2010

Cash flows from operations	$48	$25	$66	$99	$394

Cash flows from investing activities	$(17)	$(41)	$(67)	$(89)	$(320)

Cash flows from financing activities	$(1)	$(35)	$(25)	$(290)	$(383)

Effect of exchange rate changes on cash and cash equivalents	$(2)	$(10)	$(3)	$9	$(11)

Freescale Semiconductor Holdings I, Ltd.
EBITDA and Adjusted EBITDA Reconciliations
(Unaudited)

	Three Months Ended			Twelve Months Ended
(in millions)	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
	2011	2011	2010	2011	2010

EBITDA excluding the effects of other items	$216	$271	$280	$1,066	$957
Fair value adjustment on interest rate and commodity derivatives (c)	-	(3)	-	-	14
Loss on extinguishment or modification of long-term debt, net (e)	-	55	-	97	417
Reorganization of business and other (f)	(68)	(20)	12	82	-
EBITDA	284	239	268	887	526
Depreciation	83	99	126	393	488
Amortization*	63	83	123	313	533
Interest expense, net	133	131	147	563	583
Income tax expense (benefit)	11	14	(26)	28	(25)
Net loss	$(6)	$(88)	$(102)	$(410)	$(1,053)

(in millions)	Twelve months ended Dec 31, 2011

Net loss	$(410)
Interest expense, net	563
Income tax benefit	28
Depreciation and amortization expense*	706
Non-cash share-based compensation expense (b)	27
Fair value adjustment on interest rate and commodity derivatives (c)	-
Loss on extinguishment or modification of long-term debt, net (e)	97
Reorganization of business and other (f)	82
Cost savings (h)	108
Other terms (i)	41
Adjusted EBITDA	$1,242

*Excludes amortization of debt issuance costs, which are included in interest expense, net.

NOTES TO THE CONSOLIDATED FINANCIAL INFORMATION

Summary of Key Reconciling Items

(a) Includes the effects of purchase price accounting relating to our acquisition by a consortium of investors in 2006 and our acquisition of SigmaTel, Inc. in 2008, including, as applicable, depreciation expense associated with the property, plant and equipment step up to fair value and amortization expense for acquired intangible assets related to developed technology and tradenames/trademarks.

(b) Reflects non-cash, share-based compensation expense under the provisions of ASC Topic 718, "Compensation - Stock Compensation.”

(c) Reflects the change in fair value of our interest rate and commodity derivatives which are not designated as cash flow hedges under the provisions of ASC Topic 815, "Derivatives and Hedging.”

(d) Adjustments to reflect cash income tax expense.

(e) Reflects losses on extinguishments and modifications of our long-term debt, net.

(f) Reflects losses related to our reorganization of business programs and other charges.

(g) Includes the acceleration of depreciation relating to the closure of certain of our 150mm manufacturing facilities.

(h) Reflects costs savings that we expect to achieve from initiatives commenced prior to December 31, 2009 under our reorganization of business programs that are in process or have already been completed.

(i) Reflects adjustments required by our debt instruments, including management fees payable to our Sponsors, relocation expenses and other items.

Note 1

Effective January 1, 2011, in order to more accurately reflect the expected useful lives of certain property, plant and equipment assets, we extended the estimated useful lives of certain of our probe, assembly and test equipment. As a result, depreciation expense in accordance with generally accepted accounting principles in the United States (U.S. GAAP) and in association with cost of sales was reduced by $12 million and $15 million during the three month periods ended December 31, 2011 and September 30, 2011.

Adjusted gross margin and adjusted operating earnings (loss) represent gross margin and operating earnings (loss) adjusted for the following as necessary: incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, and reorganization of businesses and other charges. Adjusted gross margin and adjusted operating earnings (loss) are not recognized terms under U.S. GAAP. Adjusted gross margin and adjusted operating earnings (loss) do not represent gross margin and operating earnings (loss), as those terms are defined under U.S. GAAP, and should not be considered as alternatives to gross margin or operating earnings (loss) as an indicator of our operating performance. We have included information concerning adjusted gross margin and adjusted operating earnings (loss) because we use such information when evaluating gross margin and operating earnings (loss) to better evaluate the underlying performance of the Company. Adjusted gross margin and adjusted operating earnings (loss) as presented herein are not necessarily comparable to similarly titled measures. A reconciliation of adjusted gross margin to gross margin and adjusted operating earnings (loss) to operating earnings (loss), the most directly comparable U.S. GAAP measures, has been included in the preceding tables.

Adjusted net earnings (loss) is net earnings (loss), adjusted for certain items that we believe are not indicative of the performance of our ongoing operations. We present adjusted net earnings (loss) as a supplemental performance measure. We believe adjusted net earnings (loss) is helpful to an understanding of our business and provides a means of evaluating our performance from period to period on a more consistent basis. This presentation should not be construed as an indication that similar items will not recur or that our future results will be unaffected by other items that we consider to be outside the ordinary course of our business. Because adjusted net earnings (loss) facilitates internal comparisons of our historical financial position and operating performance on a more consistent basis, we also use adjusted net earnings (loss) for business planning purposes, in measuring our performance relative to that of our competitors and in evaluating the effectiveness of our operational strategies. Adjusted net earnings (loss) has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted net earnings (loss) only supplementally. A reconciliation of adjusted net earnings (loss) to net earnings (loss), the most directly comparable U.S. GAAP performance measure, has been included in the preceding tables.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of other items is a non-U.S. GAAP financial measure. We have included information concerning EBITDA excluding the effects of other items because we use such information to supplementally evaluate the underlying performance of the Company. EBITDA excluding the effects of other items does not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Adjusted EBITDA as shown in the preceding tables is calculated in accordance with the indentures governing Freescale Semiconductor, Inc.’s existing notes and senior credit facilities. Adjusted EBITDA is net earnings (loss) adjusted for certain non-cash and other items that are included in net earnings (loss). Our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios under the indentures and the senior credit facilities based on Adjusted EBITDA calculated for the most recent four fiscal quarters. Accordingly, we believe it is useful to provide the calculation of Adjusted EBITDA to investors for purposes of determining our ability to engage in these activities. Adjusted EBITDA is a non-U.S. GAAP financial measure. Adjusted EBITDA does not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Although Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our calculation of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The calculation of Adjusted EBITDA in the indentures and the senior credit facilities allows us to add back certain charges that are deducted in calculating net earnings (loss). However, some of these expenses may recur, vary greatly and are difficult to predict. Further, our debt instruments require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. We do not report Adjusted EBITDA on a quarterly basis. In addition, the measure can be disproportionately affected by quarterly fluctuations in our operating results, and it may not be comparable to the measure for any subsequent quarter, four-quarter period or any complete fiscal year. A reconciliation of net earnings (loss), which is a U.S. GAAP measure of our operating results, to Adjusted EBITDA, calculated as described above, has been included in the preceding tables.

CONTACT:
Freescale Semiconductor Holdings I, Ltd.
Media:
Rob Hatley, 512-996-5134
robert.hatley@freescale.com
or
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com